UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 25, 2020

CAPRI HOLDINGS LTD
(Exact name of Registrant as Specified in its Charter)

001-35368
(Commission File Number)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
33 Kingsway
London, United Kingdom
WC2B 6UF
(Address of Principal Executive Offices)
44 207 632 8600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Ordinary Shares, no par value	CPRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 25, 2020, Capri Holdings Limited (the “Company”) entered into an amendment (the “Amendment”) to its third amended and restated senior unsecured credit facility with, among others, JPMorgan Chase Bank, N.A., as administrative agent (the “Existing Credit Facility” and, as amended by the Amendment, the “Credit Facility”). The Amendment amended the Existing Credit Facility to, among other things: (i) suspend the quarterly maximum leverage ratio covenant until the earlier of (x) the fiscal quarter ending June 26, 2021 and (y) the date on which the Company certifies that its net leverage ratio, which is net of unrestricted cash and cash equivalents in excess of $100 million and excluding up to $150 million of supply chain financings, as of the last day of the most recently ended fiscal quarter was no greater than 4.00 to 1.00, and thereafter reinstate a quarterly maximum net leverage ratio test of 4.00 to 1.00, (ii) until March 31, 2021, modify the material adverse change representation required to be made in connection with revolving borrowings and the issuance or amendment of letters of credit to disregard certain COVID-19 pandemic-related impacts to the business, result of operations or financial condition of the Company and its subsidiaries, taken as a whole, (iii) require that during the period from June 25, 2020 until the earlier of (x) the date on which the Company delivers its financial statements for the fiscal quarter ending June 26, 2021 and (y) the date on which the Company certifies that its net leverage ratio as of the last day of the most recently ended fiscal quarter was no greater than 4.00 to 1.00 (the “Applicable Period”) the aggregate amount of unrestricted cash and cash equivalents of the Company and its subsidiaries plus the aggregate undrawn amounts under the revolving facilities under the Credit Facility not be at any time less than $300 million, increasing to $400 million on October 1, 2020, and to $500 million on December 1, 2020 for the remainder of the Applicable Period, and (iv) impose additional restrictions on restricted payments, which includes the payment of dividends, the incurrence of indebtedness, acquisitions and other investments made by the Company and its subsidiaries until the end of the Applicable Period. The Amendment also increases the applicable margins and commitment fees under the Credit Facility during the Applicable Period, in each case, with no adjustments based on the Company's public debt ratings. The pricing will return to the original levels set forth in the Existing Credit Facility at the end of the Applicable Period, subject to adjustments based on the Company's public debt ratings.

In addition, the Amendment adds a new $230 million revolving line of credit that matures on June 24, 2021 (the “364 Day Facility”). The terms of the 364 Day Facility are substantially similar to the terms of the existing revolving facility under the Credit Facility except that (i) no letters of credit or swingline loans are provided and (ii) for loans subject to Adjusted LIBOR, the applicable margin is 225 basis points per annum, for loans subject to the base rate the applicable margin is 125 basis points per annum and the commitment fee is 35 basis points per annum. In addition, while the 364 Day Facility is outstanding, (i) if the Company incurs any incremental indebtedness under the Credit Facility or certain permitted indebtedness in lieu of such incremental indebtedness, the 364 Day Facility will be reduced on a dollar for dollar basis and the Company will be required to make corresponding prepayments and (ii) the Company will be required to prepay amounts outstanding under the 364 Day Facility on a weekly basis to the extent that cash and cash equivalents of the Company and its subsidiaries exceed $200 million.

In connection with the Amendment, the obligations under the Credit Facility will be secured by liens on substantially all of the assets of the Company and its US subsidiaries that are borrowers and guarantors, excluding real property and certain property to the extent that a grant of a security interest therein would otherwise require the Company or its subsidiaries to grant a security interest to secure on an equal or ratable basis its 4.000% senior notes due 2024 and other customary exceptions, and substantially all of the registered intellectual property of the Company and its subsidiaries. This requirement for collateral will fall away if the Company achieves an investment grade ratings requirement for two consecutive full fiscal quarters. The Amendment adds a restriction on the disposition of assets and a requirement to prepay the term loans with certain net cash proceeds of non-ordinary course asset sales, subject to certain exceptions and a reinvestment option with respect to up to $100 million of net cash proceeds in the aggregate.

The Amendment also permits certain working capital facilities between the Company or any of its subsidiaries with a lender or an affiliate of a lender under the Credit Facility to be guaranteed under the Credit Facility guarantees and certain supply chain financings with, and up to $50 million outstanding principal amount of bilateral letters of credit and bilateral bank guarantees issued by, a lender or an affiliate of a lender to be guaranteed and secured under the Credit Facility guarantees and collateral documents.

This summary does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 1, 2020, Capri Holdings Limited issued a press release containing its unaudited financial results for its fourth fiscal quarter and fiscal year ended March 28, 2020. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.
10.1
Second Amendment to Third Amended and Restated Credit Agreement and First Amendment to Third Amended and Restated Guarantee Agreement, dated as of June 25, 2020, among Michael Kors (USA), Inc., Capri Holdings Limited, the foreign subsidiary borrowers party thereto, the guarantors party thereto, the financial institutions party thereto as lenders and issuing banks and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Capri Holdings Limited Press Release, dated July 1, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Exhibit 99.1 is furnished to comply with Item 2.02 and Item 9.01 of Form 8-K. Exhibit 99.1 is not to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act of 1933 (except as shall be expressly set forth by specific reference in such filing).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPRI HOLDINGS LIMITED
Date: July 1, 2020
	By:	/s/ Thomas J. Edwards, Jr.
	Name:	Thomas J. Edwards, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer